Exhibit 10.4

EMPLOYEE MATTERS AGREEMENT

by and between

L BRANDS, INC.

and

VICTORIA’S SECRET & CO.

Dated as of August 2, 2021

TABLE OF CONTENTS

		Page

ARTICLE 1
Definitions
Section 1.01.	Definitions	1

ARTICLE 2
General Allocation of Liabilities; Indemnification
Section 2.01.	Allocation of Employee-Related Liabilities	8
Section 2.02.	Indemnification	9
Section 2.03.	No Duplicate Reimbursements	9

ARTICLE 3
Employees and Contractors; Employee Agreements
Section 3.01.	Transfers of Employment	9
Section 3.02.	Contractors	12
Section 3.03.	Employee Agreements	12
Section 3.04.	Assignment of Specified Rights	12
Section 3.05.	Sponsored VS Employees	13
Section 3.06.	Transfer-Related Termination Liabilities	13

ARTICLE 4
Plans
Section 4.01.	General; Plan Participation	13
Section 4.02.	Service Credit	15

ARTICLE 5
Defined Contribution Retirement Plans
Section 5.01.	401(k) Plan	15
Section 5.02.	Non-U.S. Defined Contribution Plans	17

ARTICLE 6
Health and Welfare Benefit Plans; Paid Time Off
Section 6.01.	Health and Welfare Benefit Plans	18
Section 6.02.	Health and Welfare Benefit Plan Claims	19
Section 6.03.	Flexible Spending Account Plan Treatment	20
Section 6.04.	Workers’ Compensation Liabilities	20
Section 6.05.	Paid Time Off	21
Section 6.06.	COBRA	21

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ARTICLE 7
Cash Incentive and Retention Compensation
Section 7.01.	L Brands Cash Bonus Plans	22
Section 7.02.	VS Cash Bonus Plans	22
Section 7.03.	L Brands 2021 Retention Bonus Program	23

ARTICLE 8
Treatment of Outstanding Equity Awards
Section 8.01.	RSUs	23
Section 8.02.	PSUs	24
Section 8.03.	Stock Options	24
Section 8.04.	Miscellaneous Terms and Actions; Tax Reporting and Withholding	25
Section 8.05.	Treatment of Equity Awards Held by Delayed Transfer Employees	27
Section 8.06.	Employee Stock Purchase Plan	28

ARTICLE 9
Personnel Records; Payroll and Tax Withholding
Section 9.01.	Personnel Records	28
Section 9.02.	Payroll; Tax Reporting and Withholding	29

ARTICLE 10
Non-U.S. Employees and Employee Plans
Section 10.01.	Special Provisions for Employees and Employee Plans Outside of the United States	29

ARTICLE 11
General and Administrative
Section 11.01.	Sharing of Participant Information	30
Section 11.02.	Cooperation	30
Section 11.03.	Vendor Contracts	30
Section 11.04.	Data Privacy	30
Section 11.05.	Notices of Certain Events	30
Section 11.06.	No Third-Party Beneficiaries	31
Section 11.07.	Fiduciary Matters	31
Section 11.08.	Consent of Third Parties	31
Section 11.09.	Section 409A	31

ARTICLE 12
Non-Solicit and No-Hire
Section 12.01.	No-Hire/Non-Solicitation of Employees	32

ARTICLE 13
Miscellaneous
Section 13.01.	General	33

EXHIBITS

Exhibit A Covered VS Inactive Employees

ii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT dated as of August 2, 2021 (as the same may be amended from time to time in accordance with its terms, and together with the exhibits hereto, this “Agreement”), between L Brands, Inc., a Delaware corporation (“L Brands”), and Victoria’s Secret & Co., a Delaware corporation (“VS”) (each, a “Party” and together, the “Parties”).

W I T N E S S E T H :

WHEREAS, the Board of Directors of L Brands (the “L Brands Board”) has determined that it is in the best interests of L Brands and its stockholders to separate the VS Business from the L Brands Business;

WHEREAS, VS is a wholly owned Subsidiary of L Brands that has been incorporated for the sole purpose of, and has not engaged in activities except in preparation for, the Distribution (as defined below) and the transactions contemplated by this Agreement, the Separation Agreement (as defined below) and the other Ancillary Agreements;

WHEREAS, in furtherance of the foregoing, the L Brands Board has determined that it is in the best interests of L Brands and its stockholders to distribute to the holders of the issued and outstanding shares of common stock, par value $0.50 per share, of L Brands (the “L Brands Common Stock”) as of the Record Date, by means of a pro rata dividend, 100% of the issued and outstanding shares of common stock, par value $0.01 per share, of VS (the “VS Common Stock”), on the basis of one share of VS Common Stock for every three then issued and outstanding shares of L Brands Common Stock (the “Distribution”);

WHEREAS, pursuant to the Separation Agreement, L Brands and VS have agreed to enter into this Agreement for the purpose of allocating between them assets, liabilities and responsibilities with respect to certain employee matters, including employee compensation and benefit plans and programs; and

WHEREAS, L Brands and VS have agreed that, except as otherwise expressly provided herein, the general approach and philosophy underlying this Agreement is to (a) allocate assets, Liabilities and responsibilities to the VS Group (as opposed to the L Brands Group) to the extent they relate to current or former employees and other service providers primarily related to the VS Business and (b) allocate assets, Liabilities and responsibilities (other than those described in clause (a) above) to the L Brands Group (as opposed to the VS Group).

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Separation Agreement, the Parties hereby agree as follows:

ARTICLE 1
Definitions

Section 1.01.          Definitions.  (a) For purposes of this Agreement, the following terms shall have the following meanings; provided, that capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Separation Agreement:

“Adjusted L Brands Awards” means, collectively, the Adjusted L Brands Options, the Adjusted L Brands PSUs and the Adjusted L Brands RSUs.

“Adjusted L Brands Option” means any L Brands Option adjusted pursuant to Section 8.03(b) hereto.

“Adjusted L Brands PSU” means any L Brands PSU adjusted pursuant to Section 8.02(b) hereto.

“Adjusted L Brands RSU” means any L Brands RSU adjusted pursuant to Section 8.01(b) hereto.

“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA.

“Code” means the Internal Revenue Code of 1986.

“Covered L Brands Service Provider” means any L Brands Employee, L Brands Contractor, L Brands Director, New L Brands Employee or LB to VS TSA Service Employee.

“Covered VS Inactive Employee” means each VS Employee listed in Exhibit A to this Agreement who would otherwise constitute a “VS Inactive Employee” for purposes of this Agreement.

“Covered VS Service Provider” means any VS Employee, VS Contractor, VS Director, New VS Employee or VS to LB TSA Service Employee.

“Delayed LB Transfer Employee” means each (a) L Brands TSA Employee whose employment transfers to a member of the L Brands Group following the Distribution Date as contemplated by, and in accordance with, the terms of the VS to L Brands Transition Services Agreement or any other applicable Ancillary Agreement and (b) any other individual who, upon mutual agreement of the Parties, transfers employment from the VS Group to the L Brands Group following the Distribution Date (whether in connection with any other Ancillary Agreement or otherwise).  For the avoidance of doubt, a New L Brands Employee shall not be deemed a Delayed LB Transfer Employee.

“Delayed Transfer Date” means, with respect to any applicable Delayed LB Transfer Employee or Delayed VS Transfer Employee, the applicable date he or she commences employment with a member of the L Brands Group or the VS Group, respectively, following the Distribution Date. For the avoidance of doubt, in the case of any L Brands TSA Employee or VS TSA Employee whose employment transfers to a member of the L Brands Group or the VS Group in accordance with the VS to L Brands Transition Services Agreement or the L Brands to VS Transition Services Agreement, respectively, his or her Transition Date (as defined in the VS to L Brands Transition Services Agreement or the L Brands to VS Transition Services Agreement, respectively) shall constitute his or her Delayed Transfer Date for purposes of this Agreement.

“Delayed VS Transfer Employee” means each (a) VS Inactive Employee whose employment transfers to a member of the VS Group in accordance with Section 3.01(d) following the Distribution Date, (b) Sponsored VS Employee whose employment transfers to a member of the VS Group following the Distribution Date, (c) VS TSA Employee whose employment transfers to a member of the VS Group following the Distribution Date as contemplated by, and in accordance with, the terms of the L Brands to VS Transition Services Agreement or any other applicable Ancillary Agreement and (d) any other individual who, upon mutual agreement of the Parties, transfers employment from the L Brands Group to the VS Group following the Distribution Date (whether in connection with any other Ancillary Agreement or otherwise). For the avoidance of doubt, a New VS Employee shall not constitute a Delayed VS Transfer Employee.

“Employee Plan” means any (a) “employee benefit plan” as defined in Section 3(3) of ERISA, (b) compensation, employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (c) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case whether or not written.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“FLSA” means the Fair Labor Standards Act of 1938.

“Former L Brands Employee” means each individual who, as of immediately prior to the Distribution Date, is a former employee of any member of the L Brands Group (other than any VS Employee). For the avoidance of doubt, a Delayed VS Transfer Employee shall not constitute a Former L Brands Employee.

 “Former VS Employee” means each individual who, as of immediately prior to the Distribution Date, is a former employee who was last actively employed primarily with respect to the VS Business by any member of the L Brands Group or the VS Group. For the avoidance of doubt, a Delayed LB Transfer Employee shall not constitute a Former VS Employee.

“H&W Plan” means any L Brands H&W Plan or VS H&W Plan.

“Individual Retirement Account” has the meaning set forth in Section 408 of the Code.

“L Brands 401(k) Plan” means any L Brands Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code and related trust intended to be exempt under Section 501(a) of the Code.

“L Brands Awards” means, collectively, the L Brands Options, the L Brands PSUs and the L Brands RSUs.

“L Brands Bonus Plan” means any L Brands Plan that is a cash bonus or cash incentive plan.  For the avoidance of doubt, and without limitation, the following plans are considered L Brands Bonus Plans: (a) the L Brands, Inc. 2015 Cash Incentive Compensation Performance Plan (the “L Brands 2015 Bonus Plan”) and (b) the L Brands Greater China Sales Incentive Scheme VSFA Store Leadership Team.

“L Brands Compensation Committee” means the Human Capital and Compensation Committee of the L Brands Board.

“L Brands Contractor” means each current or former individual independent contractor or consultant (other than a VS Contractor) of any member of the L Brands Group, and solely for purposes of Article 8, each non-employee L Brands Director.

“L Brands Director” means a member of the L Brands Board.

“L Brands Employee” means each individual who, (a) as of the Distribution Date, is (i) not a VS Employee and is (ii) either (x) actively employed by any member of the L Brands Group, (y) an inactive employee (including any employee on short- or long-term disability leave or other authorized leave of absence) of any member of the L Brands Group or (z) a Former L Brands Employee or (b) as of the applicable Delayed Transfer Date, is a Delayed LB Transfer Employee.

“L Brands ESPP” means the L Brands, Inc. Associate Stock Purchase Plan.

“L Brands Equity Plans” means, collectively, (a) the L Brands, Inc. 2020 Stock Option and Performance Incentive Plan, effective as of May 14, 2020, (b) the L Brands, Inc. 2015 Stock Option and Performance Incentive Plan, effective as of May 21, 2015 and (c) the Limited Brands, Inc. 2011 Stock Option and Performance Incentive Plan, effective as of July 21, 2011 (in each case, together with any successor plans thereto).

“L Brands FSA” means any L Brands Plan that is a flexible spending account for health and dependent care expenses under Sections 125 and 129 of the Code.

“L Brands H&W Plan” means any L Brands Plan that is (a) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (b) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States.  For the avoidance of doubt, L Brands FSAs are L Brands H&W Plans.

“L Brands Option” means each option to acquire L Brands Common Stock granted under the L Brands Equity Plans.

“L Brands Participant” means any individual who is an L Brands Employee or L Brands Contractor, and any beneficiary, dependent or alternate payee of such individual, as the context requires.

“L Brands Plan” means any Employee Plan (other than a VS Plan) sponsored, maintained, administered, contributed to or entered into by any member of the L Brands Group.  For the avoidance of doubt, no VS Plan is an L Brands Plan.

“L Brands Post-Distribution Stock Value” means the value of L Brands Common Stock immediately following the Distribution Date, determined based on the methodology specified by the L Brands Compensation Committee.

“L Brands Pre-Distribution Stock Value” means the value of L Brands Common Stock immediately prior to the Distribution Date, determined based on the methodology specified by the L Brands Compensation Committee.

 “L Brands PSU” means each award of restricted stock units with respect to L Brands Common Stock granted under the L Brands Equity Plans that are subject to performance-based vesting conditions.

“L Brands RSU” means each award of restricted stock units with respect to L Brands Common Stock granted under the L Brands Equity Plans (other than L Brands PSUs).

“L Brands Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, pursuant to any Employee Plan covering or with any VS Employee, VS Contractor, L Brands Employee or L Brands Contractor and to which any member of the VS Group or L Brands Group is a party (other than VS Specified Rights).

“L Brands TSA Employee” means each (a) Transition Employee (as defined in the VS to L Brands Transition Services Agreement) and (b) other individual who, on or after the Distribution Date, is employed by a member of the VS Group and whose employment is mutually agreed by the Parties to transfer to a member of the L Brands Group following the Distribution Date in connection with the VS to L Brands Transition Services Agreement or any other applicable Ancillary Agreement.

“LB to VS TSA Service Employee” means each TSA Employee (as defined under the L Brands to VS Transition Services Agreement).

“New L Brands Employee” means any employee externally hired by any member of the L Brands Group following the Distribution Date.

“New VS Employee” means any employee externally hired by any member of the VS Group following the Distribution Date.

“Non-U.S. LB Defined Contribution Plan” means any Employee Plan that is a defined contribution plan that provides benefits on retirement, and such other benefits as are provided for under the plan, to Non-U.S. LB Participants whether (i) exclusively or together with other participants and (ii) such plan is sponsored or maintained by a member of the L Brands Group, by a member of the VS Group or by any other Person.

“Non-U.S. LB Participant” means any L Brands Participant who is not a U.S. LB Participant.

 “Non-U.S. VS Defined Contribution Plan” means any Employee Plan that is a defined contribution plan that provides benefits on retirement, and such other benefits as are provided for under the plan, to Non-U.S. VS Participants whether (i) exclusively or together with other participants and (ii) such plan is sponsored or maintained by a member of the VS Group, by a member of the L Brands Group or by any other Person.

 “Non-U.S. VS Participant” means any VS Participant who is not a U.S. VS Participant.

“Restricted Period” means the period beginning on the Distribution Date and ending on the 24-month anniversary of the Distribution Date (or, with respect to any applicable LB to VS TSA Service Employee or VS to LB TSA Service Employee, if later, the date of the expiration or termination of the applicable Service (as defined in the L Brands to VS Transition Services Agreement or the VS to L Brands Transition Services Agreement, respectively) in which such LB to VS TSA Service Employee or VS to LB TSA Service Employee, as applicable, is engaged).

“Separation Agreement” means the Separation and Distribution Agreement dated as of August 2, 2021, by and between L Brands and VS, to which this Agreement is Exhibit E, as may be amended from time to time in accordance with its terms, together with all schedules and exhibits thereto.

“Sponsored VS Employee” means any VS Employee working on a visa or work permit sponsored by a member of the L Brands Group as of immediately prior to the Distribution Date.

“U.S. LB Participant” means any L Brands Participant who is employed or engaged (or, in the case of former employees, individual independent contractors or consultants, was last actively employed or engaged, as applicable) in the United States (which, for the avoidance of doubt, shall not include Puerto Rico for these purposes).

“U.S. LB Plan” means any L Brands Plan that primarily covers U.S. LB Participants.

“U.S. VS Participant” means any VS Participant who is employed or engaged (or, in the case of former employees, individual independent contractors or consultants, was last actively employed or engaged, as applicable) in the United States (which, for the avoidance of doubt, shall not include Puerto Rico for these purposes).

“U.S. VS Plan” means any VS Plan that primarily covers U.S. VS Participants.

“VS 2021 Bonus Plan” means the Victoria’s Secret & Co. 2021 Cash Incentive Compensation Performance Plan.

“VS 401(k) Plan” means any VS Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code and related trust intended to be exempt under Section 501(a) of the Code.

“VS Active Employee” means any individual actively employed primarily with respect to the VS Business by any member of the L Brands Group or the VS Group.

“VS Awards” means, collectively, the VS Options, the VS PSUs and the VS RSUs.

“VS Board” means the Board of Directors for VS.

“VS Contractor” means each individual independent contractor or consultant who, as of the Distribution Date, (a) is actively and primarily providing services with respect to the VS Business by any member of the L Brands Group or the VS Group or (b) who was last actively and primarily providing services with respect to the VS Business by any member of the L Brands Group or the VS Group.

“VS Director” means a member of the VS Board.

“VS Employee” means each individual who, (a) as of the Distribution Date, is (i) a VS Active Employee, (ii) subject to Section 3.01(d) with respect to VS Inactive Employees, an inactive employee (including any employee on short- or long-term disability leave or other authorized leave of absence) primarily employed with respect to the VS Business by any member of the L Brands Group or the VS Group, (iii) VS Furloughed Employee or (iv) a Former VS Employee, or (b) as of the applicable Delayed Transfer Date, is a Delayed VS Transfer Employee.

“VS Furloughed Employee” means each individual who, as of the Distribution Date, (a) is primarily employed with respect to the VS Business by any member of the VS Group and (b) is on a temporary leave of employment due to a furlough.

“VS H&W Plan” means any VS Plan that is (a) an “employee welfare benefit plan” or “welfare plan” (as defined under Section 3(1) of ERISA) or (b) a similar plan that is sponsored, maintained, administered, contributed to or entered into outside of the United States.  For the avoidance of doubt, VS FSAs are VS H&W Plans.

“VS Inactive Employee” means each VS Employee who is on a leave of absence protected under the Family Medical Leave Act and/or receiving long-term or short-term disability benefits under an L Brands H&W Plan as of immediately prior to the Distribution Date.

“VS Participant” means any individual who is a VS Employee or VS Contractor, and any beneficiary, dependent, or alternate payee of such individual, as the context requires.

“VS Plan” means any Employee Plan (a) that is or was sponsored, maintained, administered, contributed to or entered into by any member of the VS Group, whether before, as of or after the Distribution Date or (b) for which Liabilities transfer to any member of the VS Group under this Agreement or pursuant to Applicable Law as a result of the Distribution.

“VS Specified Rights” means any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, applicable or related, in whole or in part, to the VS Business pursuant to any Employee Plan covering or with any VS Employee or VS Contractor and to which any member of the VS Group or L Brands Group is a party; provided, that, with respect to any Intellectual Property existing, conceived, created, developed or reduced to practice prior to the Distribution Date, the foregoing rights to enjoy, benefit from or enforce any restrictive covenants related to Intellectual Property is limited to those restrictive covenants related to Intellectual Property included in the VS Assets.

“VS Stock Value” means the value of VS Common Stock determined based on the methodology specified by the L Brands Compensation Committee.

“VS to LB TSA Service Employee” means each TSA Employee (as defined under the VS to L Brands Transition Services Agreement).

“VS TSA Employee” means each (a) Transition Employee (as defined in the L Brands to VS Transition Services Agreement) and (b) other individual who, on or after the Distribution Date, is employed by a member of the L Brands Group and whose employment is mutually agreed by the Parties to transfer to a member of the VS Group following the Distribution Date in connection with the L Brands to VS Transition Services Agreement or any other applicable Ancillary Agreement.

(b)          Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
August 2021 Retention Bonus	Section 7.03
Distribution	Recitals
Forfeited LB Awards	Section 8.05(a)
Forfeited VS Awards	Section 8.05(b)
L Brands	Preamble
L Brands Board	Recitals
L Brands Change in Control	Section 8.04(c)(i)
L Brands Common Stock	Recitals
L Brands Retained Employee Liabilities	Section 2.01(a)(iii)
Other L Brands Cash Bonuses	Section 7.01(b)
Paid Time Off	Section 6.05(a)
Party/Parties	Preamble
Personnel Records	Section 9.01
Replacement LB Award	Section 8.05(b)
Replacement VS Award	Section 8.05(a)
Spring 2021 L Brands Cash Bonuses	Section 7.01(a)
Vendor Contract	Section 11.03(a)
VS	Preamble
VS Assumed Employee Liabilities	Section 2.01(b)
VS Bonus Plan	Section 7.02(a)
VS Cash Bonuses	Section 7.02(a)
VS Change in Control	Section 8.04(c)(ii)
VS Common Stock	Recitals
VS Equity Plan	Section 8.04(a)
VS ESPP	Section 8.06
VS FSAs	Section 6.03
VS Option	Section 8.03(a)
VS PSU	Section 8.02(a)
VS RSU	Section 8.01(a)

ARTICLE 2
General Allocation of Liabilities; Indemnification

Section 2.01.          Allocation of Employee-Related Liabilities.

(a)          Subject to the terms and conditions of this Agreement, effective as of the Distribution Date, L Brands shall, or shall cause the applicable member of the L Brands Group to, assume and retain, and no member of the VS Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any L Brands Participant (including, for the avoidance of doubt, any Former L Brands Employee) or any L Brands Plan, in each case, other than any VS Assumed Employee Liabilities (as defined below), (A) whether arising before, on or after the Distribution Date, (B) whether based on facts occurring before, on or after the Distribution Date and (C) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of Applicable Law or contract or (ii) expressly assumed or retained, as applicable, by any member of the L Brands Group pursuant to this Agreement (collectively, “L Brands Retained Employee Liabilities”).  For the avoidance of doubt, (1) any Liabilities relating to any Actions that are L Brands Liabilities, including those listed on Schedule 1.01(e) to the Separation Agreement relating to LB Participants or LB Plans shall constitute L Brands Retained Employee Liabilities and (2) all L Brands Retained Employee Liabilities are L Brands Liabilities for purposes of the Separation Agreement.

(b)          Subject to the terms and conditions of this Agreement, effective as of the Distribution Date, VS shall, or shall cause the applicable member of the VS Group to, assume, and no member of the L Brands Group shall have any further obligation with respect to, any and all Liabilities (i) relating to, arising out of or in respect of any VS Participant (including, for the avoidance of doubt, any Former VS Employee) or any VS Plan, in each case, (x) whether arising before, on or after the Distribution Date, (y) whether based on facts occurring before, on or after the Distribution Date and (z) irrespective of which Person such Liabilities are asserted against or which Person such Liabilities attached to as a matter of Applicable Law or contract or (ii) expressly assumed or retained, as applicable, by any member of the VS Group pursuant to this Agreement (collectively, “VS Assumed Employee Liabilities”), including without limitation, in the case of clause (i) above:

(A)          employment, separation or retirement agreements or arrangements to the extent applicable to any VS Participant;

(B)          wages, salaries, incentive compensation, commissions, bonuses and other compensation payable to any VS Participants, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses and other compensation are or may have been earned;
(C)          severance or similar termination-related pay or benefits applicable to any VS Participant relating to the termination or alleged termination of any VS Participant’s employment or service with the VS Group or L Brands Group that occurs prior to, at or after the Distribution;

(D)          claims made by or with respect to any VS Participant in connection with any employee benefit plan, program or policy, without regard to when such claim is in respect of;

(E)          subject to Section 6.04, workers’ compensation and unemployment compensation benefits for all VS Participants;

(F)          change in control, transaction bonus, retention and stay bonuses payable to any VS Participants;

(G)          any Applicable Law (including ERISA and the Code) to the extent related to participation by any VS Participant in any Employee Plan;

(H)          any Actions, allegations, demands, assessments, settlements or judgments relating to or involving any VS Participant (including, without limitation, those relating to labor and employment, wages, hours, overtime, employee classification, hostile workplace, civil rights, discrimination, harassment, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers’ compensation, continuation coverage under group health plans, wage payment, hiring practice and the payment and withholding of Taxes);

(I)          any costs or expenses incurred in designing, establishing and administering any VS Plans or payroll or benefits administration for VS Participants; and

(J)          the employer portion of any employment, payroll or similar Taxes relating to any of the foregoing or any VS Participant.

For the avoidance of doubt, (1) any Liabilities relating to any Actions that are VS Liabilities, including those listed on Schedule 1.01(l) to the Separation Agreement relating to VS Participants or VS Plans shall constitute VS Assumed Employee Liabilities and (2) all VS Assumed Employee Liabilities are VS Liabilities for purposes of the Separation Agreement.

Section 2.02.          Indemnification.  For the avoidance of doubt, the provisions of Article 5 of the Separation Agreement shall apply to and govern the indemnification rights and obligations of the Parties with respect to the matters addressed by this Agreement.

Section 2.03.          No Duplicate Reimbursements.  For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or any other Ancillary Agreement, neither Party shall be required to reimburse the other Party for any amounts under this Agreement if and to the extent that such Party (or an applicable member of its Group) has otherwise previously reimbursed the other Party (or an applicable member of its Group) for such amounts pursuant to the L Brands to VS Transition Services Agreement or the VS to L Brands Transition Services Agreement, as applicable.

ARTICLE 3
Employees and Contractors; Employee Agreements

Section 3.01.          Transfers of Employment.

(a)          Except as provided for in this Section 3.01, effective as of or prior to the Distribution Date, (A) the employment of each VS Employee (other than any applicable Delayed VS Transfer Employee), to the extent employed at such time, will be transferred to or continued by, as applicable, a member of the VS Group and (B) the employment of each L Brands Employee (other than any applicable Delayed LB Transfer Employee), to the extent employed at such time, will be continued by a member of the L Brands Group.  Before the Distribution Date, the Parties shall mutually cooperate in good faith and use their reasonable best efforts to cause all such transfers of employment contemplated by this Section 3.01(a) to occur no later than the Distribution Date. For the avoidance of doubt, effective as of the Distribution Date, all VS Furloughed Employees shall be employed by a member of the VS Group and shall constitute a VS Employee for all purposes of this Agreement and, to the extent applicable, upon such employee’s return to active service following the end of the applicable furlough period, such VS Furloughed Employee shall commence employment with a member of the VS Group.

(b)          Effective as of the applicable Delayed Transfer Date, (i) the employment of each applicable Delayed VS Transfer Employee, to the extent employed by a member of the L Brands Group at such time, shall transfer to a member of the VS Group, and (ii) the employment of each applicable Delayed LB Transfer Employee, to the extent employed by a member of the VS Group at such time, shall transfer to a member of the L Brands Group.  Following the Distribution Date, the Parties shall mutually cooperate in good faith and use their reasonable best efforts to cause all such transfers of employment contemplated by this Section 3.01(b) to occur in the manner contemplated by this Agreement or any other applicable Ancillary Agreement, including, to the extent (x) required by Applicable Law, (y) required by any applicable Ancillary Agreement or (z) otherwise determined by the Parties to be necessary or appropriate, by having the applicable Party (or an applicable member of its Group) make an offer of employment to such Delayed VS Transfer Employee or Delayed LB Transfer Employee, as the case may be, on terms and conditions of employment consistent with (A) this Agreement, (B) the L Brands to VS Transition Services Agreement, the VS to L Brands Transition Services Agreement or such other applicable Ancillary Agreement, as applicable, and (C) the terms and conditions of employment applicable to such employee as of immediately prior to the applicable Delayed Transfer Date.

(c)          Notwithstanding anything to the contrary herein, except as expressly provided in this Agreement, (i) each Delayed VS Transfer Employee shall be deemed to be a VS Employee for all purposes of this Agreement, effective  as of the Delayed Transfer Date applicable to such Delayed VS Transfer Employee, and (ii) each Delayed LB Transfer Employee shall be deemed to be an L Brands Employee for all purposes of this Agreement, effective as of the Delayed Transfer Date applicable to such Delayed LB Transfer Employee, in each case including, without limitation, for purposes of determining the allocation of Liabilities set forth in Article 2 of this Agreement and plan participation pursuant to Article 4 of this Agreement. Accordingly, subject to the express terms of this Agreement (including, without limitation, Section 3.01(d) and Section 3.05) or any reimbursement provisions set forth in the L Brands to VS Transition Services Agreement, the VS to L Brands Transition Services Agreement or any other applicable Ancillary Agreement, unless and until an applicable Delayed Transfer Date occurs with respect to any VS Inactive Employee, Sponsored VS Employee, VS TSA Employee or L Brands TSA Employee, as applicable, (i) the L Brands Group shall be responsible for the cost of any compensation, benefits, severance and other employment-related costs in respect of any VS Inactive Employee, Sponsored VS Employee and VS TSA Employee prior to the applicable Delayed Transfer Date and (ii) the VS Group shall be responsible for the cost of any compensation, benefits, severance and other employment-related costs in respect of any L Brands TSA Employee prior to the applicable Delayed Transfer Date.

(d)          Notwithstanding anything to the contrary in this Agreement, except in the case of the Covered VS Inactive Employees, each VS Inactive Employee will continue to be employed by a member of the L Brands Group until such individual returns to active service; provided that, in the event that such VS Inactive Employee returns to active service with the L Brands Group on or before the 12-month anniversary of the Distribution Date, VS will make an offer of employment to such VS Inactive Employee on terms and conditions of employment consistent with (i) this Agreement and (ii) the terms and conditions of employment applicable to such VS Inactive Employee at such time.  For the avoidance of doubt, except in the case of the Covered VS Inactive Employees, (x) effective on or before the Distribution Date, the employment of each VS Employee who is on an approved leave of absence (other than any VS Inactive Employee) will continue with or be transferred to, as applicable, the VS Group in accordance with Section 3.01(a), (y) all costs relating to any compensation, benefits, severance or other employment-related costs in respect of VS Inactive Employees will constitute VS Assumed Employee Liabilities and (z) any VS Inactive Employee who does not return to active service with L Brands on or before the 12-month anniversary of the Distribution Date will not be considered a VS Employee for purposes of this Agreement, and the Parties shall mutually cooperate in good faith to determine the status of such employee.   Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that (i) effective as of or prior to the Distribution Date, the employment of each Covered VS Inactive Employee, to the extent employed at such time, will be transferred to or continued by, as applicable, a member of the VS group, and (ii) the Covered VS Inactive Employees shall not constitute VS Inactive Employees for purposes of this Agreement.  Accordingly, each of L Brands and VS hereby agree that, notwithstanding anything to the contrary in this Section 3.01(d), the provisions of this Section 3.01(d) shall not apply with respect to any of the Covered VS Inactive Employees and each Covered VS Inactive Employee shall be deemed to be a VS Employee for all purposes of this Agreement, effective as of no later than the Distribution Date.

(e)          To the extent required, each of the Parties hereto agrees to execute, and to use their reasonable best efforts to have the applicable employees execute, any such documentation or consents as may be necessary or desirable to reflect or effectuate any such assignments or transfers contemplated by this Section 3.01.

(f)          Effective as of the Distribution Date, (i) VS shall adopt or maintain, and shall cause each member of the VS Group to adopt or maintain, leave of absence programs and (ii) VS shall honor, and shall cause each member of the VS Group to honor, all terms and conditions of authorized leaves of absence which have been granted to any VS Participant before the Distribution Date, including such leaves that are to commence on or after the Distribution Date.

(g)          In the event that the Parties reasonably determine following the Distribution Date that (i) any individual employed outside the United States who is an L Brands Employee has inadvertently become or remained (as applicable) employed by a member of the VS Group due to the operation of transfer of undertakings or similar Applicable Law, the Parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the L Brands Group, and L Brands shall reimburse the applicable members of the VS Group for all compensation, benefits, severance and other employment-related costs incurred by the VS Group members in employing and transferring such individuals or (ii) any individual employed outside the United States who is a VS Employee has inadvertently become or remained (as applicable) employed by a member of the L Brands Group due to the operation of transfer of undertakings or similar Applicable Law, the Parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the VS Group, and VS shall reimburse the applicable members of the L Brands Group for all compensation, severance, benefits and other employment-related costs incurred by the L Brands Group members in employing and transferring such individuals.

Section 3.02.          Contractors.  With respect to any independent contractor or consulting agreements with VS Contractors or L Brands Contractors to which a VS Group member or an L Brands Group member, respectively, is not a party, or which do not otherwise transfer to a VS Group member or an L Brands Group member, respectively, by operation of Applicable Law, the Parties shall use reasonable best efforts to assign, effective on or before the Distribution Date, the applicable agreements to a member of the VS Group or a member of the L Brands Group, as applicable, in the applicable jurisdiction, and VS or L Brands, as applicable, shall, or shall cause a member of the VS Group or a member of the L Brands Group, respectively, to assume and perform any obligations under such independent contractor and consulting agreements with respect to VS Contractors and L Brands Contractors, respectively.

Section 3.03.          Employee Agreements.

(a)          With respect to any employment, retention, severance, restrictive covenant or similar agreements with VS Employees to which a member of the VS Group is not a party, or which do not otherwise transfer to a VS Group member by operation of Applicable Law, the Parties shall use reasonable best efforts to assign, effective on or before the Distribution Date (or, with respect to Delayed VS Transfer Employee, effective as of the applicable Delayed Transfer Date) the applicable employment, retention, severance, restrictive covenant or similar agreement, as applicable, to a member of the VS Group in the applicable jurisdiction, and VS shall, or shall cause a member of the VS Group to assume and perform such agreements in accordance with their terms, in each case as if originally entered into by such applicable member of the VS Group, and the L Brands Group shall cease to have any Liabilities or responsibilities with respect thereto; provided, however, that this Section 3.03(a) shall not apply to any employment, retention, severance, restrictive covenant or similar agreements with any VS Employees who are employed in a jurisdiction outside of the United States in which the Parties do not intend for such agreements to be transferred to the VS Group.

(b)          With respect to any employment, retention, severance, restrictive covenant or similar agreements with L Brands Employees to which a member of the L Brands Group is not a party, or which do not otherwise transfer to an L Brands Group member by operation of Applicable Law, the Parties shall use reasonable best efforts to assign, effective on or before the Distribution Date (or, with respect to Delayed LB Transfer Employee, effective as of the applicable Delayed Transfer Date) the applicable employment, retention, severance, restrictive covenant or similar agreement, as applicable, to a member of the L Brands Group in the applicable jurisdiction, and L Brands shall, or shall cause a member of the L Brands Group to assume and perform such agreements in accordance with their terms, in each case as if originally entered into by such applicable member of the L Brands Group, and the VS Group shall cease to have any Liabilities or responsibilities with respect thereto; provided, however, that this Section 3.03(b) shall not apply to any employment, retention, severance, restrictive covenant or similar agreements with any L Brands Employees who are employed in a jurisdiction outside of the United States in which the Parties do not intend for such agreements to be transferred to the L Brands Group.

(c)          From and after the Distribution Date (or, if applicable, the Delayed Transfer Date), each of VS and L Brands hereby agrees to comply with and honor any employment, services, retention or severance agreement between any member of the VS Group or the L Brands Group, as the case may be, on the one hand, and any VS Employee or VS Contractor or L Brands Employee or L Brands Contractor, respectively, on the other hand, and assumes responsibility for, and, to the extent applicable, L Brands or the relevant member of the L Brands Group and VS or the relevant member of the VS Group, respectively, shall cease to be responsible for or to otherwise have any Liability in respect of, such agreements.

Section 3.04.          Assignment of Specified Rights.  To the extent permitted by Applicable Law and the applicable agreement, if any, effective as of the Distribution Date, (a) L Brands hereby assigns, to the maximum extent possible, on behalf of itself and the L Brands Group, the VS Specified Rights, to VS (and VS shall be a third party beneficiary with respect thereto) and (b) VS hereby assigns, to the maximum extent possible, on behalf of itself and the VS Group, the L Brands Specified Rights, to L Brands (and L Brands shall be a third party beneficiary with respect thereto).

Section 3.05.          Sponsored VS Employees.  Each of VS and L Brands shall, and shall cause the members of the VS Group and the L Brands Group, respectively, to, cooperate in good faith with each other and the applicable Governmental Authorities with respect to the process of obtaining work authorization for each Sponsored VS Employee to work with VS or a VS Group member, including but not limited to, petitioning the applicable Governmental Authorities for the transfer of each Sponsored VS Employee’s (as well as any spouse or dependent thereof, as applicable) visa or work permit, or the grant of a new visa or work permit, to any VS Group member.  Any costs or expenses incurred with the foregoing shall constitute VS Assumed Employee Liabilities.  In the event that it is not legally permissible for a Sponsored VS Employee to continue work with the VS Group from and after the Distribution Date, the Parties shall reasonably cooperate to provide for the services of such Sponsored VS Employee to be made available exclusively to the VS Group under an employee secondment or similar arrangement, which such costs incurred by the L Brands Group (including those relating to compensation and benefits in respect of such Sponsored VS Employee) shall constitute VS Assumed Employee Liabilities.

Section 3.06.          Transfer-Related Termination Liabilities.

(a)          Except as expressly contemplated by this Agreement, neither the Distribution, nor any assignment, transfer or continuation of the employment of any employees as contemplated by this Article 3 (or any other Ancillary Agreement) shall be deemed a termination of employment or service of any L Brands Participant or VS Participant for purposes of this Agreement or any L Brands Award, VS Award, L Brands Bonus Plan, VS Bonus Plan, L Brands Equity Plan, VS Equity Plan or any employment, severance, retention, consulting or similar agreements, plans, policies or arrangements.  Each of the Parties shall cooperate in good faith and use reasonable best efforts to avoid and mitigate, to the maximum extent possible, the incurrence of any severance or other termination-related obligations (including, without limitation, by the provision of all appropriate notices, assurances and offers of employment and the assignment and assumption of obligations or undertakings with respect to employment, compensation, benefits, protections or other obligations) in connection with the Distribution and any assignment or transfer of employment contemplated by this Agreement or any other Ancillary Agreement.

(b)          Without limiting the generality of Section 3.06(a):

(i)          in the event that any severance or other termination-related payments become payable as a result of the transfer of the employment of a VS Employee contemplated by this Article 3, the VS Group shall be solely responsible for all such severance and termination-related payments, and such amounts shall constitute VS Assumed Employee Liabilities; and

(ii)          in the event that any severance or other termination-related payments become payable as a result of the transfer of the employment of an L Brands Employee contemplated by this Article 3, the L Brands Group shall be solely responsible for all such severance and termination-related payments, and such amounts shall constitute L Brands Retained Employee Liabilities.

ARTICLE 4
Plans

Section 4.01.          General; Plan Participation.

(a)          Except as otherwise expressly provided in this Agreement, subject to the terms of the L Brands to VS Transition Services Agreement and the VS to L Brands Transition Services Agreement, as applicable, effective as of immediately prior to the Distribution Date, (i)(A) all VS Participants shall cease any participation in, and benefit accrual under, the L Brands Plans and (B) all members of the VS Group shall cease to be participating employers under the L Brands Plans and shall have no further obligations with respect to any L Brands Plans and (ii) to the extent applicable, (A) all L Brands Participants shall cease any participation in, and benefit accrual under, the VS Plans and (B) all members of the L Brands Group shall cease to be participating employers under the VS Plans, and shall have no further obligations with respect to any VS Plans.

(b)          Subject to, and in accordance with, the terms of this Agreement and the L Brands to VS Transition Services Agreement, to the extent necessary to comply with its obligations under this Agreement or any other Ancillary Agreement, VS or a member of the VS Group shall adopt, or cause to be adopted, at VS’s expense, VS Plans for the benefit of VS Participants to be effective from and after the Distribution Date (or, if applicable, the Delayed Transfer Date).

(c)          Prior to the Distribution Date, L Brands and VS shall take all actions necessary to effectuate the actions contemplated by this Section 4.01 and to cause (i) the applicable VS Group member to have in effect the applicable VS Plans no later than the Distribution Date (or the applicable Delayed Transfer Date), except as otherwise set forth in this Agreement or in the L Brands to VS Transition Services Agreement, (ii) the applicable VS Group Member to assume or retain all Liabilities with respect to each VS Plan and the applicable L Brands Group member to assume or retain all Liabilities with respect to each L Brands Plan, in each case, effective as of the Distribution Date and (iii) all assets of any VS Plan to be transferred to or retained by the applicable VS Group member in the applicable jurisdiction and all assets of any L Brands Plan to be transferred to or retained by the applicable L Brands Group member in the applicable jurisdiction, in each case, effective as of the Distribution Date.  Effective as of the Distribution Date, no member of the L Brands Group shall be considered a fiduciary for any VS Plans and no member of the VS Group shall be considered a fiduciary for any L Brands Plans.

(d)          Notwithstanding anything to the contrary herein, except as expressly provided in this Agreement, each Delayed LB Transfer Employee and each Delayed VS Transfer Employee shall continue to be eligible to participate in VS Plans and L Brands Plans, respectively, during the period from the Distribution Date until the applicable Delayed Transfer Date, subject to the terms of such VS Plans and L Brands Plans, respectively.

(e)          For the avoidance of doubt, (i) any requirement in this Agreement that the VS Group will have established any applicable VS Plan effective as of the Distribution Date (or, if applicable, the Delayed Transfer Date), or that any VS Participant shall commence participation in any VS Plan effective as of the Distribution Date (or, if applicable, the Delayed Transfer Date), in each case shall be subject to the express terms of the L Brands to VS Transition Services Agreement and (ii) to the extent applicable, any requirement in this Agreement that the L Brands Group will have established any applicable L Brands Plan effective as of the Distribution Date (or, if applicable, the Delayed Transfer Date), or that any L Brands Participant shall commence participation in any L Brands Plan effective as of the Distribution Date (or, if applicable, the Delayed Transfer Date), in each case shall be subject to the express terms of the VS to L Brands Transition Services Agreement.

(f)          The Parties agree that, to the extent the terms of this Agreement do not expressly prescribe the treatment of any specific compensation or benefits matter (including, without limitation, regarding the treatment of participation in any Employee Plans or the allocation of any Liabilities hereunder) applicable to any Delayed LB Transfer Employee or Delayed VS Transfer Employee, as the case may be, the Parties will reasonably cooperate in good faith to cause such matter to be treated in a manner consistent with the corresponding treatment provided under this Agreement of such matter as applicable to any Delayed VS Transfer Employee or Delayed LB Transfer Employee, respectively (or, if no such corresponding treatment is provided under the terms of this Agreement, then such matter shall otherwise be treated in accordance with the general approach and philosophy regarding the allocation of assets and Liabilities under the terms of this Agreement, as expressly set forth in the recitals to this Agreement).

Section 4.02.          Service Credit.

(a)          From and after the Distribution Date (or, if applicable, the Delayed Transfer Date), to the extent permitted by Applicable Law:

(i)          for purposes of determining eligibility to participate, vesting and benefit accrual under any VS Plan in which a VS Employee is eligible to participate on and following the Distribution Date (or, if applicable, the Delayed Transfer Date), such VS Employee’s service with any member of the L Brands Group or the VS Group, as the case may be, prior to the Distribution Date (or, if applicable, the Delayed Transfer Date) shall be treated as service with the VS Group, to the extent recognized by the L Brands Group or the VS Group, as applicable, under an analogous L Brands Plan or VS Plan, as applicable, prior to the Distribution Date (or, if applicable the Delayed Transfer Date); provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits; and

(ii)          for purposes of determining eligibility to participate, vesting and benefit accrual under any L Brands Plan in which an L Brands Employee is eligible to participate on and following the Distribution Date (or, if applicable, the Delayed Transfer Date), such L Brands Employee’s service with any member of the L Brands Group or the VS Group, as the case may be, prior to the Distribution Date (or, if applicable, the Delayed Transfer Date) shall be treated as service with the L Brands Group, to the extent recognized by the L Brands Group or the VS Group, as applicable, under an analogous L Brands Plan or VS Plan, as applicable, prior to the Distribution Date (or, if applicable, the Delayed Transfer Date); provided, however, that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits.

(b)          Notwithstanding anything to the contrary herein, unless otherwise required by Applicable Law, (i) the VS Plans covering New VS Employees (which, for the avoidance of doubt, does not include any Delayed VS Transfer Employees) will not be required to recognize such employee’s prior service with the L Brands Group (if any) and (ii) the L Brands Plans covering New L Brands Employees (which, for the avoidance of doubt, does not include any Delayed LB Transfer Employees) will not be required to recognize such employee’s prior service with the VS Group (if any).

ARTICLE 5
Defined Contribution Retirement Plans

Section 5.01.          401(k) Plan.

(a)          Effective as of the Distribution Date, VS or another member of the VS Group will adopt the VS 401(k) Plan. The VS 401(k) Plan will have terms and features (including employer contribution provisions) that are substantially similar to the L Brands 401(k) Plan, except (i) that the VS 401(k) Plan will not provide for a VS stock fund as a prospective investment election alternative (other than, for the avoidance of doubt, any “frozen” VS stock fund or “frozen” L Brands stock fund thereunder) or (ii) as may otherwise be mutually agreed between the Parties. From and after the Distribution Date, the applicable member of the VS Group shall be responsible for the administration of the VS 401(k) Plan, and no member of the L Brands Group shall have any Liability or obligation (including any administration obligation) with respect to the VS 401(k) Plan or any member of the VS Group with respect to the VS 401(k) Plan.  A member of the VS Group will be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the VS 401(k) Plan to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the VS 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code.

(b)          Effective as of the Distribution Date (or, in the case of the Delayed VS Transfer Employees, the applicable Delayed Transfer Date), each VS Participant who actively participates in the L Brands 401(k) Plan immediately prior to such date will (i) cease active participation in the L Brands 401(k) Plan and (ii) become eligible to participate in the VS 401(k) Plan.  For the avoidance of doubt, (A) all employee pre-tax deferrals and employer contributions with respect to such active VS Participants will be made to the VS 401(k) Plan on and following the Distribution Date (or, if applicable, the Delayed Transfer Date) and (B) any VS Participants who are inactive or former participants under the L Brands 401(k) Plan as of immediately prior to the Distribution Date will not become eligible to participate in the VS 401(k) Plan in accordance with this Section 5.01(b) (and, for the avoidance of doubt, will continue participating under the L Brands 401(k) Plan, subject to the terms of the L Brands 401(k) Plan).

(c)          On or as soon as reasonably practicable following the Distribution Date (but not later than 180 days thereafter), the account balances (whether vested or unvested) of all VS Participants (other than Delayed VS Transfer Employees) that are active participants in the L Brands 401(k) Plan as of immediately prior to the Distribution Date and any associated Liabilities will be transferred from the L Brands 401(k) Plan to the VS 401(k) Plan via a trust-to-trust transfer. The transfer of assets will be in cash or in kind (as determined by L Brands) and will be made in accordance with Applicable Law, including the Code and ERISA. For the avoidance of doubt, the account balances of any VS Participants who are inactive or former participants under the L Brands 401(k) Plan will not be transferred to the VS 401(k) Plan pursuant to this Section 5.01(c), and will instead remain under the L Brands 401(k) Plan (and such inactive or former participants will not become eligible to participate in the VS 401(k) Plan in accordance with Section 5.01(b)).  Effective as of and following the time in which the applicable trust-to-trust transfer is complete, VS and/or the VS 401(k) Plan shall assume all Liabilities of L Brands under the L Brands 401(k) Plan with respect to all applicable participants in the L Brands 401(k) Plan whose account balances (whether vested or unvested) were transferred to the VS 401(k) Plan pursuant to this Section 5.01(c), and L Brands and the L Brands 401(k) Plan shall have no Liabilities to provide such participants with benefits under the L Brands 401(k) Plan following such transfer.

(d)          On or as soon as reasonably practicable following any applicable Delayed Transfer Date:

(i)          each Delayed VS Transfer Employee will be eligible to elect a distribution of his or her account balance under the L Brands 401(k) Plan, including a voluntary “rollover distribution” of such Delayed VS Transfer Employee’s eligible account balance under the L Brands 401(k) Plan to either the VS 401(k) Plan or an Individual Retirement Account (or, for the avoidance of doubt, such Delayed VS Transfer Employee may otherwise continue to maintain his or her account under the L Brands 401(k) Plan in accordance with the terms of the L Brands 401(k) Plan), as determined by each such Delayed VS Transfer Employee; provided that any portion of such Delayed VS Transfer Employee’s account balance under the L Brands 401(k) Plan to be “rolled over” to the VS 401(k) Plan shall be done in the form of cash (i.e., no in-kind or L Brands Common Stock transfers will be permitted).  In the event that a Delayed VS Transfer Employee elects to roll over his or her account balance from the L Brands 401(k) Plan to the VS 401(k) Plan, VS agrees to cause the VS 401(k) Plan to accept such rollover, to the extent permitted by Applicable Law; and

(ii)          each Delayed LB Transfer Employee will be eligible to elect a distribution of his or her account balance under the VS 401(k) Plan, including a voluntary “rollover distribution” of such Delayed LB Transfer Employee’s eligible account balance under the VS 401(k) Plan to either the L Brands 401(k) Plan or an Individual Retirement Account (or, for the avoidance of doubt, such Delayed LB Transfer Employee may otherwise continue to maintain his or her account under the VS 401(k) Plan in accordance with the terms of the VS 401(k) Plan), as determined by each such Delayed LB Transfer Employee; provided that any portion of such Delayed VS Transfer Employee’s account balance under the VS 401(k) Plan to be “rolled over” to the L Brands 401(k) Plan shall be done in the form of cash (i.e., no in-kind or VS Common Stock transfers will be permitted).  In the event that a Delayed LB Transfer Employee elects to roll over his or her account balance from the VS 401(k) Plan to the L Brands 401(k) Plan, L Brands agrees to cause the L Brands 401(k) Plan to accept such rollover, to the extent permitted by Applicable Law.

In connection with the actions contemplated by this Section 5.01(d), the Parties shall cooperate in good faith to determine the treatment of any portion of a Delayed VS Transfer Employee’s account balance under the L Brands 401(k) Plan or a Delayed LB Transfer Employee’s account balance under the VS 401(k) Plan, in each case that is unvested as of immediately prior to the applicable Delayed Transfer Date.

(e)          Effective as of the Distribution Date, with respect to VS Participants who become eligible to participate in the VS 401(k) Plan as of the Distribution Date in accordance with Section 5.01(b) (other than, for the avoidance of doubt, any Delayed Transfer Employees who become eligible to participate in the VS 401(k) Plan as of any subsequent applicable Delayed Transfer Date), the Parties will cooperate in good faith to cause the VS 401(k) Plan to recognize and maintain such VS Participant’s elections (to the extent applicable and reasonable), including investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders in effect under the L Brands 401(k) Plan as of immediately prior to the Distribution Date, subject to the terms of the VS 401(k) Plan and Applicable Law. For the avoidance of doubt, with respect to any Delayed VS Transfer Employees who become eligible to participate in the VS 401(k) Plan or any Delayed LB Transfer Employees who become eligible to participate in the L Brands 401(k) Plan, in each case, effective as of the applicable Delayed Transfer Date, such employees shall be required to submit new plan elections with the applicable plan administrator in accordance with the terms of the VS 401(k) Plan and the L Brands 401(k) Plan, respectively, in connection with their initial participation thereunder.

(f)          All contributions to be made to the L Brands 401(k) Plan with respect to employee deferrals, matching contributions and employer contributions for VS Participants who are active participants in the L Brands 401(k) Plan (other than any Delayed VS Transfer Employees) as of immediately prior to the Distribution Date that relate to a time period ending on or prior to the Distribution Date, determined in accordance with the terms and provisions of the L Brands 401(k) Plan and Applicable Law, shall be the responsibility of VS under the VS 401(k) Plan. Without limiting the generality of the immediately preceding sentence, (i) with respect to any 2021 annual retirement contribution to be made under the L Brands 401(k) Plan relating to any VS Participants who are active participants in the L Brands 401(k) Plan as of immediately prior to the Distribution Date (other than any Delayed VS Transfer Employees), the amount of such 2021 annual retirement contribution shall be calculated in accordance with the terms of the L Brands 401(k) Plan based on eligible earnings for the full year (i.e., for the both the pre- and post-Distribution period), and shall be the responsibility of VS under the VS 401(k) Plan, and (ii) subject to any agreement between the Parties made in accordance with Section 5.01(g) below, with respect to any 2021 annual retirement contribution to be made under the L Brands 401(k) relating to any other eligible participant under the L Brands 401(k) Plan (other than those VS Participants described in clause (i)), the amount of such 2021 annual retirement contribution shall be calculated in accordance with the terms of the L Brands 401(k) Plan, and shall be the responsibility of L Brands under the L Brands 401(k) Plan.

(g)          The Parties shall cooperate in good faith to determine the treatment of any contributions to be made to the L Brands 401(k) Plan or VS 401(k) Plan, as applicable, with respect to employee deferrals, matching contributions and employer contributions for Delayed VS Transfer Employees and Delayed LB Transfer Employees, respectively, relating to a time period ending on or prior to the applicable Delayed Transfer Date.

(h)          Prior to the Distribution Date, the Parties shall cooperate in good faith to determine the allocation (if any) between the L Brands 401(k) Plan and the VS 401(k) Plan of the forfeiture account balance under the L Brands 401(k) Plan outstanding as of immediately prior to the Distribution Date and, to the extent applicable, the mechanics for transferring the applicable allocable portion of such account from the L Brands 401(k) Plan to the VS 401(k) Plan.

Section 5.02.          Non-U.S. Defined Contribution Plans. As set forth in Article 10, the Parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to any Non-U.S. VS Defined Contribution Plans and Non-U.S. LB Defined Contribution Plans (including with respect to the creation of any “mirror” plans), which in all cases shall be consistent with the general approach and philosophy regarding the allocation of assets and Liabilities (as expressly set forth in the recitals to this Agreement).

ARTICLE 6
Health and Welfare Benefit Plans; Paid Time Off

Section 6.01.          Health and Welfare Benefit Plans.

(a)          Subject to the terms of the L Brands to VS Transition Services Agreement, effective as of the Distribution Date (or, in the case of any Delayed VS Transfer Employee, the applicable Delayed Transfer Date), VS or another member of the VS Group will provide all health and welfare benefits under VS H&W Plans to VS Participants and, to the extent necessary, establish certain VS H&W Plans having terms and features (including benefit coverage options and employer contribution provisions) that are substantially similar to the terms and features of the corresponding L Brands H&W Plans in which such VS Participants participated prior to the Distribution Date (or the Delayed Transfer Date, as applicable), except as may otherwise be mutually agreed between the Parties. Notwithstanding the foregoing, the VS Group will not be required to establish any voluntary employees’ beneficiary association (VEBA).

(b)          Without limiting the generality of Section 4.01, effective as of the Distribution Date (or, in the case of Delayed VS Transfer Employees or Delayed LB Transfer Employees, the applicable Delayed Transfer Date), except as otherwise provided by the terms of the L Brands to VS Transition Services Agreement, the VS to L Brands Transition Services Agreement or any other applicable Ancillary Agreement:

(i)          (A) VS Participants shall cease to actively participate in the L Brands H&W Plans, (B) VS shall cause VS Participants who participate in (or who are otherwise entitled to present or future benefits under) an L Brands H&W Plan as of immediately prior to the Distribution Date (or the Delayed Transfer Date, as applicable) to be automatically enrolled in, and covered by, a corresponding VS H&W Plan, and (C) VS shall use reasonable best efforts to cause the VS H&W Plans to recognize all elections and designations (including coverage and contribution elections and beneficiary designations, continuation coverage and conversion elections, and qualified medical child support orders and other orders issued by courts of competent jurisdiction) in effect with respect to VS Participants as of immediately prior to the Distribution Date (or, if applicable, the Delayed Transfer Date) under the corresponding L Brands H&W Plan for the remainder of the period or periods for which such elections are by their terms applicable, subject to the terms of the applicable VS H&W Plan; and

(ii)          (A) L Brands Participants shall cease to actively participate in the VS H&W Plans, (B) L Brands shall cause L Brands Participants who participate in (or who are otherwise entitled to present or future benefits under) a VS H&W Plan as of immediately prior to the Distribution Date (or the Delayed Transfer Date, as applicable) to be automatically enrolled in, and covered by, a corresponding L Brands H&W Plan, and (C) L Brands shall use reasonable best efforts to cause the L Brands H&W Plans to recognize all elections and designations (including coverage and contribution elections and beneficiary designations, continuation coverage and conversion elections, and qualified medical child support orders and other orders issued by courts of competent jurisdiction) in effect with respect to L Brands Participants as of immediately prior to the Distribution Date (or, if applicable, the Delayed Transfer Date) under the corresponding VS H&W Plan for the remainder of the period or periods for which such elections are by their terms applicable, subject to the terms of the applicable L Brands H&W Plan.

(c)          Subject to the terms of the applicable VS H&W Plan and Applicable Law, VS shall use its reasonable best efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to VS Participants under any VS H&W Plan in which any such VS Participant may be eligible to participate on or after the Distribution Date (or, if applicable, the Delayed Transfer Date) to the extent that such conditions, exclusions and waiting periods are not applicable to or had been previously satisfied by any such VS Participant under the corresponding L Brands H&W Plans and (ii) credit VS Participants under any applicable VS H&W Plan for any coinsurance or deductibles paid under any corresponding L Brands H&W Plan prior to the date such VS Participant becomes a participant in such applicable VS H&W Plan, if any, with respect to the calendar year in which such participation commences. Such credit, if any, shall be given for the purpose of satisfying any applicable coinsurance or deductible requirements under any of the applicable VS H&W Plans in which such VS Participant is eligible to participate after the Distribution Date (or, if applicable, the Delayed Transfer Date).

(d)          Subject to the terms of the applicable L Brands H&W Plan and Applicable Law, L Brands shall use its reasonable best efforts to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Delayed LB Transfer Employees under any L Brands H&W Plan in which any such Delayed LB Transfer Employee may be eligible to participate on or after his or her Delayed Transfer Date to the extent that such conditions, exclusions and waiting periods are not applicable to or had been previously satisfied by any such Delayed LB Transfer Employee under the corresponding VS H&W Plans and (ii) credit Delayed LB Transfer Employees under any applicable L Brands H&W Plan for any coinsurance or deductibles paid under any corresponding VS H&W Plan prior to the date such Delayed LB Transfer Employee becomes a participant in such applicable L Brands H&W Plan, if any, with respect to the calendar year in which such participation commences. Such credit, if any, shall be given for the purpose of satisfying any applicable coinsurance or deductible requirements under any of the applicable L Brands H&W Plans in which such Delayed LB Transfer Employee is eligible to participate after the applicable Delayed Transfer Date.

(e)          Neither the transfer nor other movement of employment or service from any member of the L Brands Group to any member of the VS Group or from any member of the VS Group to the L Brands Group, as the case may be, at any time before the Distribution Date shall constitute or be treated as a “status change” under the L Brands H&W Plans or the VS H&W Plans.

Section 6.02.          Health and Welfare Benefit Plan Claims.

(a)          Except as otherwise expressly provided in this Agreement, effective as of the Distribution Date (or, in the case of Delayed VS Transfer Employees, the applicable Delayed Transfer Date), (A) all Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred prior to the Distribution Date (or the applicable Delayed Transfer Date) by each VS Participant under the L Brands H&W Plans shall remain Liabilities of the L Brands Group and shall be deemed to be L Brands Retained Employee Liabilities and (B) all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred on or after the Distribution Date (or the applicable Delayed Transfer Date) by each VS Participant shall be retained or assumed by the respective VS H&W Plans, and no portion of the Liability shall be treated as an L Brands Retained Employee Liability.

(b)          Except as otherwise expressly provided in this Agreement, effective as of the Distribution Date (or, in the case of Delayed LB Transfer Employees, the applicable Delayed Transfer Date), (A) all Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred prior to the Distribution Date (or the applicable Delayed Transfer Date) by each  L Brands Participant under the VS H&W Plans shall remain Liabilities of the VS Group and shall be deemed to be VS Assumed Employee Liabilities and (B) all Liabilities relating to, arising out of or resulting from health and welfare coverage or claims incurred on or after the Distribution Date (or the applicable Delayed Transfer Date) by each L Brands Participant shall be retained or assumed by the respective L Brands H&W Plans, and no portion of the Liability shall be treated as an VS Assumed Employee Liability.

(c)          Without limiting the generality Section 3.01(c), (i) notwithstanding Section 6.02(a)(A), any and all costs, expenses or Liabilities relating to participation by any Delayed VS Transfer Employee in any L Brands H&W Plan during the period from the Distribution Date to the applicable Delayed Transfer Date shall be subject to reimbursement by VS to the L Brands Group in accordance with the terms of the L Brands to VS Transition Services Agreement (or any other applicable Ancillary Agreement) to the extent applicable and (ii) notwithstanding Section 6.02(b)(A), any and all costs, expenses or Liabilities relating to participation by any Delayed LB Transfer Employee in any VS H&W Plan during the period from the Distribution Date to the applicable Delayed Transfer Date shall be subject to reimbursement by L Brands to the VS Group in accordance with the terms of the VS to L Brands Transition Services Agreement (or any other applicable Ancillary Agreement) to the extent applicable.

(d)          For purposes of this Section 6.02, (i) a medical, dental or vision benefit claim shall be “incurred” when the relevant service is provided or item purchased, (ii) a short- or long-term disability benefit claim shall be “incurred” when the applicable VS Participant or L Brands Participant, as applicable, commences short- or long-term disability leave and (iii) other benefit claims  shall be “incurred” when any relevant benefit or payment is required to be provided or paid to the VS Participant or L Brands Participant, as applicable, regardless of the time of the circumstance or event giving rise to such claims.

Section 6.03.          Flexible Spending Account Plan Treatment.  Subject to the terms of the L Brands to VS Transition Services Agreement, effective as of the Distribution Date, VS shall establish or designate flexible spending accounts for health and dependent care expenses under Sections 125 and 129 of the Code (the “VS FSAs”). The Parties shall take all actions reasonably necessary or appropriate so that the account balances (positive or negative) under the L Brands FSAs of each VS Participant who has elected to participate therein in the year in which the Distribution Date (or, for any Delayed VS Transfer Employees, the applicable Delayed Transfer Date) occurs shall be transferred, effective as of the Distribution Date (or the Delayed Transfer Date, as applicable), from the L Brands FSAs to the corresponding VS FSAs.  The VS FSAs shall assume responsibility as of the Distribution Date (or the applicable Delayed Transfer Date) for all outstanding dependent care and health care claims under the L Brands FSAs of each VS Participant for the year in which the Distribution Date (or the applicable Delayed Transfer Date) occurs and shall assume the rights of and agree to perform the obligations of the analogous L Brands FSA from and after the Distribution Date (or the applicable Delayed Transfer Date).  The Parties shall cooperate in good faith to provide that the contribution elections of each such VS Participant as in effect immediately before the Distribution Date (or the applicable Delayed Transfer Date) remain in effect under the VS FSAs from and after the Distribution Date (or the applicable Delayed Transfer Date), subject to the terms of the VS FSAs. As soon as practicable after the Distribution Date (or, if applicable, the Delayed Transfer Date), with respect to the affected VS Participant, L Brands shall pay to VS (or its designee) the net aggregate amount of the account balances credited to VS FSAs under this Section 6.03, if such amount is positive, and VS shall pay L Brands (or its designee) the net aggregate amount of the account balances credited to the VS FSAs under this Section 6.03, if such amount is negative.

Section 6.04.          Workers’ Compensation Liabilities.  All workers’ compensation Liabilities relating to, arising out of or resulting from any claim by any VS Participant that result from an accident or from an occupational disease, to the extent incurred before the Distribution Date (or the applicable Delayed Transfer Date), shall be retained by L Brands and shall constitute L Brands Retained Employee Liabilities and (ii) all workers’ compensation Liabilities relating to, arising out of or resulting from any claim by any VS Participant that result from an accident or from an occupational disease, to the extent incurred on or after the Distribution Date (or the applicable Delayed Transfer Date), shall be assumed by VS and shall constitute VS Assumed Employee Liabilities.  The Parties shall cooperate with respect to any notification to appropriate Governmental Authorities of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and contracts governing the handling of claims in accordance with this Section 6.04.

Section 6.05.          Paid Time Off.

(a)          Effective as of the Distribution Date (or, in the case, of any Delayed VS Transfer Employee, the applicable Delayed Transfer Date), the applicable VS Group member shall recognize, retain and assume all Liabilities with respect to vacation, holiday, sick leave, paid time off, floating holidays, personal days and other paid time off (collectively, “Paid Time Off”) with respect to VS Participants accrued on or prior to the Distribution Date (or the Delayed Transfer Date, as applicable), and VS shall credit each such VS Participant with such accrual; provided, that if any such Paid Time Off is required under Applicable Law to be paid out to the applicable VS Participant in connection with the Distribution (or his or her date of employment transfer), such payment will be made by VS as of the Distribution Date (or the Delayed Transfer Date, as applicable), and VS will credit such VS Participant with unpaid Paid Time Off in respect thereof; it being understood that any amount of Paid Time Off required to be paid out to any VS Participant in connection with the Distribution or such employment transfer, as applicable, shall constitute VS Assumed Employee Liabilities.

(b)          Effective as of the Distribution Date (or, in the case, of any Delayed LB Transfer Employee, the applicable Delayed Transfer Date), the applicable L Brands Group member shall recognize, retain and assume all Liabilities with respect to Paid Time Off with respect to L Brands Participants accrued on or prior to the Distribution Date (or the Delayed Transfer Date, as applicable), and L Brands shall credit each such L Brands Participant with such accrual; provided, that if any such Paid Time Off is required under Applicable Law to be paid out to the applicable L Brands Participant in connection with the Distribution (or his or her date of employment transfer), such payment will be made by L Brands as of the Distribution Date (or the Delayed Transfer Date, as applicable), and L Brands will credit such L Brands Participant with unpaid Paid Time Off in respect thereof; it being understood that any amount of Paid Time Off required to be paid out to any L Brands Participant in connection with the Distribution or such employment transfer, as applicable, shall constitute L Brands Retained Employee Liabilities.

Section 6.06.          COBRA.

(a)          Subject to the terms of the L Brands to VS Transition Services Agreement and the VS to L Brands Transition Services Agreement, as applicable:

(i)          the L Brands Group shall administer the L Brands Group’s compliance with the health care continuation coverage requirements of COBRA and the corresponding provisions of the L Brands H&W Plans with respect to VS Participants who incur a COBRA “qualifying event” occurring before the Distribution Date (or, in the case of any Delayed VS Transfer Employee, the applicable Delayed Transfer Date); provided, that, for the avoidance of doubt, any Liabilities related thereto shall constitute L Brands Retained Employee Liabilities. VS shall be solely responsible for all Liabilities incurred pursuant to COBRA and for administering, at VS’ expense, compliance with the health care continuation coverage requirements of COBRA and the corresponding provisions of the VS H&W Plans with respect to VS Participants who incur a COBRA “qualifying event” that occurs at any time on or after the Distribution Date (or, in the case of Delayed VS Transfer Employees, the applicable Delayed Transfer Date); and

(ii)          the VS Group shall administer the VS Group’s compliance with the health care continuation coverage requirements of COBRA and the corresponding provisions of the VS H&W Plans with respect to Delayed LB Transfer Employees who incur a COBRA “qualifying event” occurring before the applicable Delayed Transfer Date; provided, that, for the avoidance of doubt, any Liabilities related thereto shall constitute VS Assumed Employee Liabilities. L Brands shall be solely responsible for all Liabilities incurred pursuant to COBRA and for administering, at L Brands’ expense, compliance with the health care continuation coverage requirements of COBRA and the corresponding provisions of the L Brands H&W Plans with respect to Delayed LB Transfer Employees who incur a COBRA “qualifying event” that occurs at any time on or after the applicable Delayed Transfer Date.

(b)          The Parties intend and agree that neither the Distribution, nor any assignment or transfer of the employment or services of any employee or individual independent contractor prior to the Distribution Date as contemplated under this Agreement, shall constitute a COBRA “qualifying event” for any purpose of COBRA, and the Parties shall cooperate in good faith to give effect to such intent.

ARTICLE 7
Cash Incentive and Retention Compensation

Section 7.01.          L Brands Cash Bonus Plans.

(a)          Each VS Participant participating in the L Brands 2015 Bonus Plan, with respect to the spring 2021 performance period will remain eligible to receive a cash bonus in respect of such performance period in accordance with the terms of L Brands 2015 Bonus Plan (the “Spring 2021 L Brands Cash Bonuses”).  Any Spring 2021 L Brands Cash Bonuses payable to VS Participants under the L Brands 2015 Bonus Plan will be paid by VS on behalf of L Brands in accordance with the terms of the L Brands 2015 Bonus Plan (including terms relating to the timing of payment); provided that (i) the L Brands Compensation Committee may, in its discretion, adjust the applicable performance conditions in light of the Distribution and (ii) L Brands will reimburse VS for the Spring 2021 L Brands Cash Bonuses paid by VS to VS Participants under this Section 7.01(a), which such reimbursement amount will constitute an L Brands Retained Employee Liability.

(b)          Each VS Participant participating in any L Brands Bonus Plan other than the L Brands 2015 Bonus Plan with respect to any monthly or quarterly performance period during which the Distribution Date occurs will remain eligible to receive a cash bonus in respect of such applicable monthly or quarterly performance period in accordance with the terms of such L Brands Bonus Plan (the “Other L Brands Cash Bonuses”).  Any Other L Brands Cash Bonuses payable to VS Participants under such L Brands Bonus Plans for such applicable monthly or quarterly performance period will be paid by VS on behalf of L Brands in accordance with the terms of the applicable L Brands Bonus Plan (including terms relating to the timing of payment); provided that the L Brands Compensation Committee may, in its discretion, adjust the applicable performance conditions in light of the Distribution. For the avoidance of doubt, unless otherwise mutually agreed by the Parties, L Brands will not be required to reimburse VS for the cost of such Other L Brands Cash Bonuses paid by VS to VS Participants under this Section 7.01(b).

Section 7.02.          VS Cash Bonus Plans.

(a)          Each VS Participant participating in any VS Plan that is a cash bonus or cash incentive plan, including, for the avoidance of doubt, the VS 2021 Bonus Plan, each Victoria’s Secret Stores, LLC Store Management Fiscal Monthly Incentive Bonus Program and the 2019 RM Bonus and Incentive Program (each, a “VS Bonus Plan”), with respect to any performance period continuing as of the Distribution Date (or, if applicable, the Delayed Transfer Date) (the “VS Cash Bonuses”) shall accrue service credit for any time the VS Participant is employed by or provides services to any member of the L Brands Group during the applicable performance period.  Any VS Cash Bonuses payable to VS Participants under such VS Bonus Plans will be paid by VS in accordance with the terms of the applicable VS Bonus Plan (including with respect to the bonuses payable under the VS 2021 Bonus Plan in respect of the fall 2021 performance period), which such amounts shall constitute VS Assumed Employee Liabilities.

(b)          Each VS Participant participating in any L Brands Bonus Plan as of immediately prior to the Distribution Date (or, in the case of a Delayed VS Transfer Employee, the applicable Delayed Transfer Date), will be eligible to participate in a VS Bonus Plan upon commencement of employment with a member of the VS Group, subject to the terms of such VS Bonus Plan, with respect to the remainder of the applicable performance period during which the Distribution Date (or, if applicable, the Delayed Transfer Date) occurs.

(c)          Without limiting the generality of Section 7.02(b), effective as of the Distribution Date, VS shall establish a VS Bonus Plan (or otherwise permit participation in an existing VS Bonus Plan) for the benefit of each VS Participant (other than a Delayed VS Transfer Employee) participating in any L Brands Bonus Plan as of immediately prior to the Distribution Date for the remainder of the applicable performance period. As soon as practicable following the Distribution Date, the VS Compensation Committee shall establish the performance targets for the post-Distribution performance period under any such applicable VS Bonus Plans, including the fall 2021 performance period under the VS 2021 Bonus Plan.

Section 7.03.          L Brands 2021 Retention Bonus Program.  Each VS Participant who, as of immediately prior to the Distribution Date, is eligible to receive a cash retention bonus that is scheduled to become payable during August 2021 under any L Brands Plan or any employment or retention agreement applicable to such VS Participant (each, an “August 2021 Retention Bonus”), will remain eligible to receive his or her August 2021 Retention Bonus following the Distribution Date in accordance with the terms of the applicable L Brands Plan or employment or retention agreement.  Any August 2021 Retention Bonuses that become payable to VS Participants will be paid by VS on behalf of L Brands in accordance with the terms of the applicable L Brands Plan or employment or retention agreement (including terms relating to the timing of payment); provided that L Brands will reimburse VS for the aggregate amount of the August 2021 Retention Bonuses paid by VS to VS Participants, which such reimbursement amount will constitute an L Brands Retained Employee Liability.

ARTICLE 8
Treatment of Outstanding Equity Awards

Section 8.01.          RSUs.

(a)          Effective as of the Distribution Date, each L Brands RSU that is outstanding as of immediately prior to the Distribution Date and held by a VS Participant who is not a Former VS Employee shall be converted into a restricted share unit with respect to VS Common Stock (each, a “VS RSU”).  The number of shares of VS Common Stock subject to such VS RSU shall be determined by the L Brands Compensation Committee in a manner intended to preserve (and without enlarging) the value of such L Brands RSU by taking into account the relative values of the L Brands Pre-Distribution Stock Value and the VS Stock Value.  Each such VS RSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding L Brands RSU as of immediately prior to the Distribution Date.

(b)          Effective as of the Distribution Date, each L Brands RSU that is outstanding as of immediately prior to the Distribution Date and held by an L Brands Participant or a Former VS Employee shall be adjusted to reflect the Distribution and become an Adjusted L Brands RSU.  The number of shares of L Brands Common Stock subject to such Adjusted L Brands RSU shall be determined by the L Brands Compensation Committee in a manner intended to preserve (and without enlarging) the value of such L Brands RSU by taking into account the relative values of the L Brands Pre-Distribution Stock Value and the L Brands Post-Distribution Stock Value.  Each such Adjusted L Brands RSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding L Brands RSU as of immediately prior to the Distribution Date.

Section 8.02.          PSUs.

(a)          Effective as of the Distribution Date, each L Brands PSU that is outstanding as of immediately prior to the Distribution Date and held by a VS Participant who is not a Former VS Employee shall be converted into a performance share unit with respect to VS Common Stock (each, a “VS PSU”).  The number of shares of VS Common Stock subject to such VS PSU shall be determined by the L Brands Compensation Committee in a manner intended to preserve (and without enlarging) the value of such L Brands PSU by taking into account the relative values of the L Brands Pre-Distribution Stock Value and the VS Stock Value.  Each such VS PSU shall be subject to the same terms and conditions (including vesting and payment schedules); provided that (i) any such VS PSUs that correspond to L Brands PSUs granted prior to January 30, 2021 shall be deemed to have achieved the applicable performance-based vesting conditions at the target performance level and (ii) any such VS PSUs that correspond to L Brands PSUs granted on or following January 30, 2021 shall remain subject to the applicable performance-based vesting conditions (and applicable threshold, target and maximum performance payout levels) as were applicable to the corresponding L Brands PSUs as of immediately prior to the Distribution Date (subject to adjustment by the VS Compensation Committee following the Distribution Date in its discretion to reflect the Distribution in accordance with the terms of the applicable VS Equity Plan and the applicable award agreement thereunder).

(b)          Effective as of the Distribution Date, each L Brands PSU that is outstanding as of immediately prior to the Distribution Date and held by an L Brands Participant or a Former VS Employee shall be adjusted to reflect the Distribution and become an Adjusted L Brands PSU.  The number of shares of L Brands Common Stock subject to such Adjusted L Brands PSU shall be determined by the L Brands Compensation Committee in a manner intended to preserve (and without enlarging) the value of such L Brands PSU by taking into account the relative values of the L Brands Pre-Distribution Stock Value and the L Brands Post-Distribution Stock Value.  Each such Adjusted L Brands PSU shall be subject to the same terms and conditions (including vesting and payment schedules) as applicable to the corresponding L Brands PSU as of immediately prior to the Distribution Date; provided that, in the sole discretion of the L Brands Compensation Committee, the performance-based metrics underlying each such Adjusted L Brands PSU may be adjusted, as determined by the L Brands Compensation Committee, to reflect the Distribution.

Section 8.03.          Stock Options.

(a)          Effective as of the Distribution Date, each L Brands Option (whether vested or unvested) that is outstanding as of immediately prior to the Distribution Date and held by a VS Participant who is not a Former VS Employee shall be converted into an option to acquire VS Common Stock (each, a “VS Option”) and shall be subject to the same terms and conditions (including vesting) as applicable to the corresponding L Brands Option as of immediately prior to the Distribution Date; provided, that from and after the Distribution Date, the number of shares of VS Common Stock subject to, and the exercise price per share of, such VS Option shall be determined by the L Brands Compensation Committee in a manner consistent with Section 409A of the Code and intended to preserve (and without enlarging) the value of such L Brands Option by taking into account (i) the exercise price per share of such L Brands Option and (ii) the relative values of the L Brands Pre-Distribution Stock Value and the VS Stock Value.

(b)          Effective as of the Distribution Date, each L Brands Option (whether vested or unvested) that is outstanding as of immediately prior to the Distribution Date and held by an L Brands Participant or a Former VS Employee shall be adjusted to reflect the Distribution and become an Adjusted L Brands Option.  The number of shares of L Brands Common Stock subject to, and the exercise price per share of, such Adjusted L Brands Option shall be determined by the L Brands Compensation Committee in a manner consistent with Section 409A of the Code and intended to preserve (and without enlarging) the value of such L Brands Option by taking into account (i) the exercise price per share of such L Brands Option and (ii) the relative values of the L Brands Pre-Distribution Stock Value and the L Brands Post-Distribution Stock Value.  Each such Adjusted L Brands Option shall be subject to the same terms and conditions (including vesting) as applicable to the corresponding L Brands Option as of immediately prior to the Distribution Date.

(c)          Notwithstanding anything to the contrary in this Section 8.03, the exercise price, the number of shares of L Brands Common Stock or VS Common Stock, as applicable, and the terms and conditions of exercise applicable to any Adjusted L Brands Option or VS Option, as the case may be, shall be determined in a manner consistent with the requirements of Section 409A of the Code.

Section 8.04.          Miscellaneous Terms and Actions; Tax Reporting and Withholding.

(a)          Effective on or before the Distribution Date, VS shall adopt an equity incentive compensation plan for the benefit of eligible participants (as may be amended from time to time, and together with any successor plan, the “VS Equity Plan”).  Prior to the Distribution Date, each of L Brands and VS shall take any actions necessary to give effect to the transactions contemplated by this Article 8, including, in the case of VS, the reservation, issuance and listing of shares of VS Common Stock as is necessary to effectuate the transactions contemplated by this Article 8.  From and after the Distribution Date, (i) VS shall retain the VS Equity Plan, and all Liabilities thereunder shall constitute VS Assumed Employee Liabilities, and (ii) L Brands shall retain the L Brands Equity Plans, and all Liabilities thereunder shall constitute L Brands Retained Employee Liabilities.  From and after the Distribution Date, all Adjusted L Brands Awards, regardless of by whom held, shall be granted under and subject to the terms of the L Brands Equity Plans and shall be settled by L Brands, and all VS Awards, regardless of by whom held, shall be granted under and subject to the terms of the VS Equity Plan and shall be settled by VS.

(b)          From and after the Distribution Date, for purposes of the L Brands Awards converted into VS Awards or Adjusted L Brands Awards pursuant to this Article 8, (i) a VS Participant’s employment with or service to any member of the VS Group and/or L Brands Group, as applicable, shall be treated as employment with and service to the VS Group and/or the L Brands Group, as applicable, (ii) any reference to “cause,” “good reason,” “disability,” “willful” or other similar terms applicable to such Adjusted L Brands Awards shall be deemed to refer to the definitions of “cause,” “good reason,” “disability,” “willful” or other similar terms set forth in the L Brands Equity Plans and (iii) any reference to “cause,” “good reason,” “disability,” “willful” or other similar terms applicable to such VS Awards shall be deemed to refer to the definitions of “cause,” “good reason,” “disability,” “willful” or other similar terms set forth in the VS Equity Plan.

(c)          From and after the Distribution Date, (i) any reference to a “change in control,” “change of control” or similar term applicable to any Adjusted L Brands Award contained in any applicable award agreement, employment or services agreement or the L Brands Equity Plans shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in such award agreement, employment or services agreement or the L Brands Equity Plans (an “L Brands Change in Control”) and (ii) any reference to a “change in control,” “change of control” or similar term applicable to any VS Award contained in any applicable award agreement, employment or services agreement or the VS Equity Plan shall be deemed to refer to a “change in control,” “change of control” or similar term as defined in the VS Equity Plan (a “VS Change in Control”).

(d)          For the avoidance of doubt, except as expressly provided in this Article 8 (including, without limitation, pursuant to Section 8.05), neither the Distribution nor any assignment, transfer or continuation of the employment of employees as contemplated by Article 3 shall be deemed a termination of employment or service of any VS Participant or L Brands Participant for purposes of any L Brands Award or VS Award.  The Distribution shall not be treated as an L Brands Change in Control or VS Change in Control for purposes of the L Brands Equity Plans or the VS Equity Plan, respectively, any applicable award agreements for an L Brands Award, Adjusted L Brands Award or VS Award outstanding thereunder, or any other applicable employment- or service-related agreement.  Without limiting the generality of the foregoing, to the extent L Brands determines it necessary or desirable, each award agreement for an L Brands RSU, L Brands PSU or L Brands Option, as the case may be, shall be amended to expressly clarify the same.

(e)          Unless otherwise required by Applicable Law, (i) the applicable member of the VS Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of VS Participants relating to any VS Awards and (ii) the applicable member of the L Brands Group shall be responsible for all applicable income, payroll, employment and other similar tax withholding, remittance and reporting obligations in respect of L Brands Participants relating to any Adjusted L Brands Awards.

(f)          VS shall be responsible for the settlement of cash dividend equivalents on any VS Awards, and L Brands shall be responsible for the settlement of cash dividend equivalents on any Adjusted L Brands Awards.

(g)          VS shall prepare and file with the SEC a registration statement on an appropriate form with respect to the shares of VS Common Stock subject to the L Brands Awards converted into VS Awards pursuant to this Article 8 and shall use its reasonable best efforts to have such registration statement declared effective on or before the Distribution Date and to maintain the effectiveness of such registration statement covering such VS Awards (and to maintain the current status of the prospectus contained therein) for so long as any such VS Awards remain outstanding.

(h)          Prior to the Distribution Date, each Party shall take all such steps as may be required to cause any dispositions of L Brands Common Stock (including Adjusted L Brands Awards or any other derivative securities with respect to L Brands Common Stock) or acquisitions of VS Common Stock (including VS Awards or any other derivative securities with respect to VS Common Stock) resulting from the Distribution or the transactions contemplated by this Agreement or the Separation Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to L Brands or who are or will become subject to such reporting requirements with respect to VS to be exempt under Rule 16b-3 promulgated under the Exchange Act.  With respect to those individuals, if any, who, subsequent to the Distribution Date, are or become subject to the reporting requirements under Section 16(a) of the Exchange Act, as applicable, VS shall administer any L Brands Award converted into a VS Award pursuant to this Article 8 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such converted L Brands Award complied with such rule prior to the Distribution Date.

Section 8.05.          Treatment of Equity Awards Held by Delayed Transfer Employees.

(a)          Notwithstanding anything to the contrary herein, any L Brands Awards held by any Delayed VS Transfer Employees shall be adjusted into Adjusted L Brands Awards as of the Distribution Date in the manner set forth in Section 8.01(b), Section 8.02(b) or Section 8.03(b), as applicable. Upon the applicable Delayed Transfer Date, the applicable Delayed VS Transfer Employee will be deemed to have terminated employment with the L Brands Group for purposes of the L Brands Equity Plans and the applicable award agreements evidencing his or her Adjusted L Brands Awards and, to the extent unvested, will cease vesting and will forfeit his or her L Brands Awards (including any Adjusted L Brands Awards that remain outstanding as of such date and any L Brands Awards granted to such Delayed VS Transfer Employee following the Distribution Date) (collectively, the “Forfeited LB Awards”). As of the applicable Delayed Transfer Date, VS shall, on an award-by-award basis, grant each such Delayed VS Transfer Employee VS Awards corresponding to the type of each of the Forfeited LB Awards forfeited by such Delayed VS Transfer Employee on the Delayed Transfer Date, each with a dollar value equal to the intrinsic dollar value of the corresponding Forfeited LB Award (each such replacement award, a “Replacement VS Award”). For purposes of this Section 8.05(a), (i) the intrinsic dollar value of any Forfeited LB Award shall be equal to the product of (A) the volume-weighted average price of L Brands Common Stock on the New York Stock Exchange (as reported by Bloomberg L.P.) during the 20 trading days ending with the last trading day prior to the applicable Delayed Transfer Date (minus, in the case of any Forfeited LB Award that is an Adjusted L Brands Option, the exercise price per share applicable to such Forfeited LB Award) multiplied by (B) the number of shares of L Brands Common Stock underlying such Forfeited LB Award and (ii) the dollar value of any Replacement VS Award that is a VS Option will be determined based on a Black-scholes valuation of such VS Option or pursuant to such other valuation methodology mutually determined by the Parties. The Replacement VS Awards shall be subject to vesting and payment or settlement terms and conditions that are no less favorable to the applicable Delayed VS Transfer Employee than the vesting and payment or settlement terms and conditions in effect with respect to his or her corresponding Forfeited LB Awards (determined on an award-by-award basis) as of immediately prior to the applicable Delayed Transfer Date. For the avoidance of doubt, any L Brands Options (including any Adjusted L Brands Options granted pursuant to this Article 8) held by a Delayed VS Transfer Employee that are outstanding and vested as of the applicable Delayed Transfer Date will remain outstanding and exercisable following the applicable Delayed Transfer Date in accordance with the terms of the applicable L Brands Equity Plan and the applicable award agreement thereunder.

(b)          Notwithstanding anything to the contrary herein, any L Brands Awards held by any Delayed LB Transfer Employees shall be adjusted into VS Awards as of the Distribution Date in the manner set forth in Section 8.01(a), Section 8.02(a) or Section 8.03(a), as applicable. Upon the applicable Delayed Transfer Date, the applicable Delayed LB Transfer Employee will be deemed to have terminated employment with the VS Group for purposes of the VS Equity Plan and the applicable award agreements evidencing his or her VS Awards and, to the extent unvested, will cease vesting and will forfeit his or her VS Awards (the “Forfeited VS Awards”). As of the applicable Delayed Transfer Date, L Brands shall, on an award-by-award basis, grant each such Delayed LB Transfer Employee L Brands Awards corresponding to the type of each of the Forfeited VS Awards forfeited by such Delayed LB Transfer Employee on the Delayed Transfer Date, each with a dollar value equal to the intrinsic dollar value of the corresponding Forfeited VS Award (including any VS Awards granted pursuant to this Article 8 that remain outstanding as of such date and any VS Awards granted to such Delayed LB Transfer Employee following the Distribution Date) (each such replacement award, a “Replacement LB Award”). For purposes of this Section 8.05(b), (i) the intrinsic dollar value of any Forfeited VS Award shall be equal to the product of (A) the volume-weighted average price of VS Common Stock on the New York Stock Exchange (as reported by Bloomberg L.P.) during the 20 trading days ending with the last trading day prior to the applicable Delayed Transfer Date (minus, in the case of any Forfeited VS Award that is a VS Option, the exercise price per share applicable to such Forfeited VS Award) multiplied by (B) the number of shares of VS Common Stock underlying such Forfeited VS Award and (ii) the dollar value of any Replacement LB Award that is an L Brands Option will be determined based on a Black-scholes valuation of such L Brands Option or pursuant to such other valuation methodology mutually determined by the Parties. The Replacement LB Awards shall be subject to vesting and payment or settlement terms and conditions that are no less favorable to the applicable Delayed LB Transfer Employee than the vesting and payment or settlement terms and conditions in effect with respect to his or her corresponding Forfeited VS Awards (determined on an award-by-award basis) as of immediately prior to the applicable Delayed Transfer Date. For the avoidance of doubt, any VS Options (including any VS Options granted pursuant to this Article 8) held by a Delayed VS Transfer Employee that are outstanding and vested as of the applicable Delayed Transfer Date will remain outstanding and exercisable following the applicable Delayed Transfer Date in accordance with the terms of the applicable VS Equity Plan and the applicable award agreement thereunder.

Section 8.06.          Employee Stock Purchase Plan.  Effective as of the Distribution Date (or, if applicable, the Delayed Transfer Date), each VS Participant shall cease participation in the L Brands ESPP. Effective on or before the Distribution Date, VS shall adopt an employee stock purchase plan for the benefit of eligible VS Participants (the “VS ESPP”).

ARTICLE 9
Personnel Records; Payroll and Tax Withholding

Section 9.01.          Personnel Records.  To the extent permitted by Applicable Law, each of the VS Group and the L Brands Group shall be permitted by the other to access and retain copies of such records, data and other personnel-related information in any form (“Personnel Records”) as may be necessary or appropriate to carry out their respective obligations under Applicable Law, the Separation Agreement or any of the Ancillary Agreements, and for the purposes of administering their respective employee benefit plans and policies.  All Personnel Records shall be accessed, retained, held, used, copied and transmitted in accordance with all Applicable Laws, policies and agreements between the Parties.

Section 9.02.          Payroll; Tax Reporting and Withholding.

(a)          Subject to the obligations of the Parties as set forth in the L Brands to VS Transition Services Agreement or any other applicable Ancillary Agreement, effective as of no later than the Distribution Date (or, in the case of any Delayed VS Transfer Employees or Delayed LB Transfer Employees, as applicable, the applicable Delayed Transfer Date), (A) the members of the VS Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the VS Employees and for any Liabilities with respect to garnishments of the salary and wages thereof and (B) the members of the L Brands Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the L Brands Employees and for any Liabilities with respect to garnishments of the salary and wages thereof.

(b)          To the extent permitted by Applicable Law, the Party that is responsible for making a payment hereunder shall be responsible for (i) making the appropriate withholdings, if any, attributable to such payments and (ii) preparing and filing all related required forms and returns with the appropriate Governmental Authority.

(c)          With respect to VS Employees, the Parties shall (i) treat VS (or the applicable member of the VS Group) as a “successor employer” and L Brands (or the applicable member of the L Brands Group) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, for purposes of taxes imposed under the U.S. Federal Unemployment Tax Act or the U.S. Federal Insurance Contributions Act, and (ii) cooperate and use reasonable best efforts to implement the alternate procedure described in Section 5 of Revenue Procedure 2004-53.

(d)          With respect to Delayed LB Transfer Employees, the Parties shall (i) treat L Brands (or the applicable member of the L Brands Group) as a “successor employer” and VS (or the applicable member of the VS Group) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, for purposes of taxes imposed under the U.S. Federal Unemployment Tax Act or the U.S. Federal Insurance Contributions Act, and (ii) cooperate and use reasonable best efforts to implement the alternate procedure described in Section 5 of Revenue Procedure 2004-53.

ARTICLE 10
Non-U.S. Employees and Employee Plans

Section 10.01.          Special Provisions for Employees and Employee Plans Outside of the United States.  From and after the date hereof, to the extent not addressed in this Agreement, the L Brands to VS Transition Services Agreement or the VS to L Brands Transition Services Agreement, the Parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to (a) Non-U.S. LB Participants and Non-U.S. VS Participants and (b) employee-, compensation- and benefits-related matters outside of the United States with respect to Non-U.S. LB Participants and Non-U.S. VS Participants, including under Non-U.S. LB Plans and Non-U.S. VS Plans, which in all cases shall be consistent with the general approach and philosophy regarding the allocation of assets and Liabilities (as expressly set forth in the recitals to this Agreement).

ARTICLE 11
General and Administrative

Section 11.01.          Sharing of Participant Information.  Without limiting the generality of any of the provisions of any other Ancillary Agreements, to the maximum extent permitted under Applicable Law, L Brands and VS shall, and shall cause each member of the L Brands Group and the VS Group, respectively, to reasonably cooperate with the other Party hereto to, (A) share with each other and their respective agents and vendors all participant information reasonably necessary for the efficient and accurate administration of each of the L Brands Plans and the VS Plans, (ii) provide prompt written notification regarding the termination of employment or service of any VS Participant or L Brands Participant to the extent relevant to the administration of an L Brands Plan or VS Plan, (iii) facilitate the transactions and activities contemplated by this Agreement and (iv) resolve any and all employment-related claims regarding VS Participants and L Brands Participants.

Section 11.02.          Cooperation.  Following the date of this Agreement, each of VS and L Brands shall, and shall cause the members of the VS Group and the L Brands Group, respectively, to, cooperate in good faith with respect to any employee compensation or benefits matters that either party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement (including, without limitation, relating to any audits by any Governmental Authorities); provided that nothing herein shall be deemed to require any member of the VS Group to administer any L Brands Plan or to require any member of the L Brands Group to administer any VS Plan, in each case at any time on or following the Distribution Date.

Section 11.03.          Vendor Contracts.  Prior to the Distribution Date, L Brands and VS will cooperate in good faith and use reasonable best efforts to (a) negotiate with the current third-party providers to separate and assign to the VS Group or VS Plan or the L Brands Group or L Brands Plan, as applicable, the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, third-party administrator agreement, letter of understanding or arrangement that pertains to one or more L Brands Plans or VS Plans, respectively (each, a “Vendor Contract”), to the extent that such rights or obligations pertain to VS Participants or L Brands Participants, respectively, or, in the alternative, to negotiate with the current third-party providers to provide substantially similar services to a VS Plan or L Brands Plan, respectively, on substantially similar terms under separate contracts with a member of the VS Group or the VS Plans or L Brands Group or the L Brands Plans, respectively, as applicable and (b) to the extent permitted by the applicable third-party provider, obtain and maintain pricing discounts or other preferential terms under the applicable Vendor Contracts.

Section 11.04.          Data Privacy.  Notwithstanding anything to the contrary herein, the Parties agree that any applicable data privacy laws and any other obligations of the L Brands Group and the VS Group to maintain the confidentiality of any employee information held by any member of the L Brands Group or the VS Group, as applicable, or any information held in connection with any Employee Plans in accordance with Applicable Law will govern the disclosure of employee information between the Parties under this Agreement. Each of L Brands and VS will ensure that it has in place appropriate technical and organizational security measures to protect the personal data of the L Brands Participants and VS Participants, respectively.

Section 11.05.          Notices of Certain Events.  Each of VS and L Brands shall promptly notify and provide copies to the other of (a) written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (b) any written notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Separation Agreement and (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the VS Group or the L Brands Group, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement; provided, that the delivery of any notice pursuant to this Section 11.05 shall not affect the remedies available hereunder to the Party receiving such notice.

Section 11.06.          No Third-Party Beneficiaries.  Notwithstanding anything to the contrary herein, nothing in this Agreement shall (a) create any obligation on the part of any member of the VS Group or any member of the L Brands Group to retain the employment or services of any current or former employee, director, independent contractor or other service provider, (b) be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee or service provider of any member of the L Brands Group or the VS Group (or any beneficiary or dependent thereof) under this Agreement, the Separation Agreement, any L Brands Plan or VS Plan or otherwise, (c) preclude VS or any VS Group member (or, in each case, any successor thereto), at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any VS Plan, any benefit under any VS Plan or any trust, insurance policy or funding vehicle related to any VS Plan (in each case in accordance with the terms of the applicable arrangement), (d) preclude L Brands or any L Brands Group member (or, in each case, any successor thereto), at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any L Brands Plan, any benefit under any L Brands Plan or any trust, insurance policy or funding vehicle related to any L Brands Plan (in each case in accordance with the terms of the applicable arrangement) or (e) confer any rights or remedies (including any third-party beneficiary rights) on any current or former employee or service provider of any member of the L Brands Group or the VS Group or any beneficiary or dependent thereof or any other Person, including, without limitation any L Brands Participants or VS Participants.

Section 11.07.          Fiduciary Matters.  L Brands and VS each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other Applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard.  Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 11.08.          Consent of Third Parties.  If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or Governmental Authority), the Parties shall cooperate in good faith and use reasonable best efforts to obtain such consent, and, if such consent is not obtained, to implement the applicable provisions of this Agreement to the full extent practicable.  If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties shall negotiate in good faith to implement the provision in a mutually satisfactory manner.  A Party’s obligation to use its “reasonable best efforts” shall not require such party to take any action to the extent it would reasonably be expected to (a) jeopardize, or result in the loss or waiver of, any attorney-client or other legal privilege, (b) contravene any Applicable Law or fiduciary duty, (c) result in the loss of protection of any Intellectual Property or other proprietary information or (d) incur any non-routine or unreasonable cost or expense.

Section 11.09.          Section 409A.  The Parties shall cooperate in good faith so that the transactions contemplated by this Agreement and the Separation Agreement will not result in adverse tax consequences under Section 409A of the Code to any LB Participant or VS Participant in respect of their benefits under any Employee Plan.

ARTICLE 12
Non-Solicit and No-Hire

Section 12.01.          No-Hire/Non-Solicitation of Employees.

(a)          During the applicable Restricted Period, VS shall not, and shall cause each member of the VS Group not to, (i) solicit or induce, or attempt to solicit or induce, any Covered L Brands Service Provider to terminate his or her employment or service relationship with any member of the L Brands Group or (ii) hire any L Brands Employee, New L Brands Employee or LB to VS TSA Service Employee who is or was employed by any member of the L Brands Group at any time prior to the expiration of the applicable Restricted Period (other than, for the avoidance of doubt, a VS Employee); provided that (A) the restrictions set forth in clause (i) of this Section 12.01(a) shall not prohibit any member of the VS Group from placing public advertisements or conducting any other form of general solicitation that is not specifically targeted toward a Covered L Brands Service Provider (provided that nothing in this proviso shall permit the hiring of an L Brands Employee, New L Brands Employee or LB to VS TSA Service Employee who responds to any such public advertisement or general solicitation which would otherwise be restricted by clause (ii) of this Section 12.01(a) (for the avoidance of doubt, the VS Group shall be permitted to hire any such employee who (I) is a retail store employee below the store manager level and (II) responds to any such public advertisement or general solicitation)), (B) the restrictions in clause (ii) of this Section 12.01(a) shall not apply to hiring (1) any L Brands Employee, New L Brands Employee or LB to VS TSA Service Employee who has ceased employment with the L Brands Group for a period of at least (x) six months, in the case of such employees who are at the manager level or above, and (y) three months, in the case of such employees who are below the manager level, (2) any L Brands Employee, New L Brands Employee or LB to VS TSA Service Employee, in each case who is a retail store employee below the store manager level, (3) any L Brands Employee, New L Brands Employee or LB to VS TSA Service Employee whose employment was involuntarily terminated by a member of the L Brands Group without cause or (4) any VS TSA Employee who is hired by a member of the VS Group in accordance with the terms of the L Brands to VS Transition Services Agreement.  Notwithstanding  anything to the contrary in this Section 12.01(a), subject to approval in the discretion of L Brands’ Chief Executive Officer or L Brands’ Chief Human Resources Officer, the limitations provided for in this Section 12.01(a) may be waived at the request of VS or any member of the VS Group.

(b)          During the applicable Restricted Period, L Brands shall not, and shall cause each member of the L Brands Group not to, (i) solicit or induce, or attempt to solicit or induce, any Covered VS Service Provider to terminate his or her employment or service relationship with any member of the VS Group or (ii) hire any VS Employee, New VS Employee or VS to LB TSA Service Employee who is or was employed by any member of the VS Group at any time prior to the expiration of the applicable Restricted Period (other than, for the avoidance of doubt, any L Brands Employee); provided that (A) the restrictions set forth in clause (i) of this Section 12.01(b) shall not prohibit any member of the L Brands Group from placing public advertisements or conducting any other form of general solicitation that is not specifically targeted toward a Covered VS Service Provider (provided that  nothing in this proviso shall permit the hiring of a VS Employee, New VS Employee or VS to LB TSA Service Employee who responds to any such public advertisement or general solicitation which would otherwise be restricted by clause (ii) of this Section 12.01(b) (for the avoidance of doubt, the L Brands Group shall be permitted to hire any such employee who (I) is a retail store employee below the store manager level and (II) responds to any such public advertisement or general solicitation)), (B) the restrictions in clause (ii) of this Section 12.01(b) shall not apply to hiring (1) any VS Employee, New VS Employee or VS to LB TSA Service Employee who has ceased employment with the VS Group for a period of at least (x) six months, in the case of such employees who are at the manager level or above, and (y) three months, in the case of such employees who are below the manager level, (2) any VS Employee, New VS Employee or VS to LB TSA Service Employee, in each case who is a retail store employee below the store manager level, (3) any VS Employee, New VS Employee or VS to LB TSA Service Employee whose employment was involuntarily terminated by a member of the VS Group without cause or (4) any L Brands TSA Employee who is hired by a member of the L Brands Group in accordance with the terms of the VS to L Brands Transition Services Agreement.  Notwithstanding  anything to the contrary in this Section 12.01(b), subject to approval in the discretion of VS’ Chief Executive Officer or VS’ Chief Human Resources Officer, the limitations provided for in this Section 12.01(b) may be waived at the request of L Brands or any member of the L Brands Group.

(c)          Prior to the Distribution Date, L Brands’ Chief Human Resources Officer and VS’ Chief Human Resources Officer shall cooperate in good faith to determine whether any categories of employees or other service providers will be excluded from the restrictions set forth in Sections 12.01(a) and Section 12.01(b), if any.

ARTICLE 13
Miscellaneous

Section 13.01.          General.  The provisions of Section 1.02 of the Separation Agreement and Article 6 of the Separation Agreement (other than Section 6.06 as it relates to Third-Party Beneficiaries of the Separation Agreement), in each case are hereby incorporated by reference into and deemed part of this Agreement and shall apply, mutatis mutandis, as if fully set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

L BRANDS, INC.
By:	/s/ Andrew Meslow
Name: Andrew Meslow
Title: Chief Executive Officer

VICTORIA’S SECRET & CO.
By:	/s/ Martin Waters
Name: Martin Waters
Title: Chief Executive Officer

[Signature Page – Employee Matters Agreement]